Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On April 7, 2010, The Talbots, Inc. (“Talbots” or the “Company”) completed a series of transactions, consisting of: (i) the merger (the “Merger”) of Tailor Acquisition, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, with and into BPW Acquisition Corp. (“BPW”), immediately following which BPW was merged with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of December 8, 2009, by and among Talbots, Merger Sub and BPW, as amended (the “Merger Agreement”); (ii) the repayment of all of the Company’s outstanding debt to AEON Co., Ltd. (“AEON”) and AEON (U.S.A.), Inc. (“AEON (U.S.A.)”), the Company’s then majority shareholder, and the issuance of one million Talbots common stock warrants to repurchase all Talbots common stock held by AEON (U.S.A.) (the “Aeon Repurchase and Repayment”); and (iii) the execution of a new senior secured revolving credit facility (the “Financing Transaction”).
The Merger was conditioned upon (i) the completion of the Company’s offer to exchange each outstanding warrant to acquire shares of common stock of BPW in exchange for shares of Talbots common stock or Talbots warrants (the “Exchange Offer”, and collectively with the Merger, the Aeon Repurchase and Repayment and the Financing Transaction, the “BPW Transactions”), which required participation of at least 90% of the BPW warrants that were issued in BPW’s initial public offering and (ii) Talbots having obtained and borrowed under debt financing in an amount sufficient to repay in full all indebtedness owed to AEON and to have, after such repayment, cash on hand or available to be borrowed in an amount sufficient to fund ordinary course working capital. The Exchange Offer expired at 9:00 p.m., New York City time on April 6, 2010. The exchange agent reported a final count of 31.5 million BPW warrants tendered, reflecting 90.0% of the BPW warrants issued in BPW’s initial public offering, and the Merger, Aeon Repurchase and Repayment and the Financing Transaction were completed on April 7, 2010.
The Merger has been accounted for as an acquisition by Talbots and Talbots was determined to be the accounting acquirer. In summary, Talbots concluded that Talbots is the accounting acquirer based on its evaluation of the facts and circumstances of the acquisition. The purpose of the Merger was to assist Talbots with the refinancing and recapitalization of its business and Talbots initiated the transaction. Talbots is the larger of the two entities and is the operating company within the combining companies. Talbots’ continuing board members will continue to hold a majority of the seats on the Talbots board of directors and BPW stockholders will not have any continuing board appointment rights after the initial consent to 3 additional board members appointed to serve after the Merger. Talbots’ senior management will be continuing as senior management of the combined company. In addition, the terms of the exchange provided BPW stockholders with a premium over the market value of shares of BPW common stock prior to the announcement of the Merger. Although a larger portion of the voting rights in the combined entity were held by former BPW stockholders, this was not considered determinative, as all other important elements considered in determining which party has control, including board of directors representation and management continuity were not aligned with this voting interest. Additionally, the BPW stockholders represented a diverse group of stockholders at completion of the Merger and we are not aware of any voting or other agreements that suggest that they can act as one party.
In connection with the Merger and the Exchange Offer, the Company issued 41.4 million shares of Talbots common stock and warrants to purchase 17.2 million shares of Talbots common stock for 100% ownership of BPW. The warrants are immediately exercisable at $14.85 per warrant for one share of Talbots common stock, have a stated term of five years from the date of issuance, April 9, 2010, and beginning after April 9, 2011, are subject to accelerated expiration under certain conditions including, at the Company’s discretion, if the trading value of Talbots common stock exceeds $19.98 per share for 20 of 30 consecutive trading days in a period ending not more than 15 days prior to notice of such acceleration. The warrants may be exercised on a cashless basis. The warrants began trading on the NYSE AMEX in April 2010. Approximately 2.6 million BPW warrants not tendered in the Exchange Offer (the “Non-Tendered Warrants”) were exercised for total cash proceeds of $19.0 million immediately following the transaction. The 0.9 million Non-Tendered Warrants that remain outstanding are not exercisable for one year from the effective date of the Merger, will be exercisable at $7.50 per warrant into 0.9853 shares of Talbots common stock, do not have anti-dilution rights, have been delisted from the AMEX concurrently with the Merger and expire on February 26, 2015. The Company recorded the shares of common stock and warrants issued to holders of BPW common stock and warrants in the Merger and the Exchange Offer at the fair value of BPW’s net assets received on April 7, 2010, consisting solely of cash and cash equivalents of $333.0 million, after payment of all obligations of BPW. No goodwill or intangible assets were recorded in the transaction.
With the consummation and closing of the BPW Transactions, the Company repaid all outstanding AEON and AEON (U.S.A.) indebtedness on April 7, 2010 at its principal value plus accrued interest and other costs for total cash consideration of $488.2 million and repurchased 29.9 million shares of Talbots common stock owned by AEON (U.S.A.) by issuing warrants to AEON (U.S.A.) to purchase one million shares of Talbots common stock. The warrants issued to AEON (U.S.A.) are immediately exercisable at $13.21 per warrant for one share of Talbots common stock, have a stated term of five years from the date of issuance, April 7, 2010, and beginning after April 7, 2011, are subject to accelerated expiration under certain conditions including, at the Company’s discretion, if the trading value of Talbots common stock exceeds $23.12 per share for 20 of 30 consecutive trading days in a period ending not more than 15 days prior to notice of such acceleration. The warrants may be exercised on a cashless basis.
Further, in connection with the consummation and closing of the BPW Transactions, the Company executed a new senior secured revolving credit agreement with a third-party lender which provides borrowing capacity up to $200.0 million, subject to availability and satisfaction of all borrowing conditions. On April 7, 2010, the Company borrowed $125.0 million under the new senior secured revolving credit agreement to complete the BPW Transactions.
The following unaudited pro forma condensed combined balance sheet as of January 30, 2010 and the unaudited pro forma condensed combined statements of operations for the years ended January 30, 2010 and January 31, 2009 are based on the separate historical consolidated financial statements of Talbots and BPW. The unaudited pro forma condensed combined balance sheet as of January 30, 2010 combines the balance sheet of Talbots as of January 30, 2010 with the balance sheet of BPW as of December 31, 2009 and gives effect to the Merger as if it had been completed on January 30, 2010. The unaudited pro forma condensed combined statements of operations for the year ended January 30, 2010 includes Talbots’ results of operations for the year ended January 30, 2010 and BPW’s results of operations for the year ended December 31, 2009. The unaudited pro forma condensed combined statements of operations for the year ended January 31, 2009 includes Talbots’ results of operations for the year ended January 31, 2009 and BPW’s results of operations for the year ended December 31, 2008. The unaudited pro forma condensed combined statements of operations give effect to the Merger as if it had been completed on February 3, 2008, the beginning of Talbots’ 2008 fiscal year.
The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission. The pro forma adjustments reflecting the completion of the Merger are based on the acquisition method of accounting and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.
We present the unaudited pro forma condensed combined financial statements for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the Merger as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. You should read this information together with the following:
•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the separate historical audited financial statements of Talbots as of and for the fiscal years ended January 30, 2010 and January 31, 2009 included in Talbots’ Annual Report on Form 10-K for the fiscal year ended January 30, 2010, filed on April 15, 2010, which are incorporated by reference into this document; and

•	the separate historical audited financial statements of BPW as of and for the years ended December 31, 2009 and 2008 included in BPW’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010, which are incorporated by reference into this document.

THE TALBOTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JANUARY 30, 2010

		BPW
	The Talbots, Inc.	Acquisition Corp.	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Note 2	Combined
	(In thousands)

ASSETS

Current Assets:
Cash and cash equivalents	$112,775	$112	$348,068	A	$41,355
			(7,700)	C
			(492,600)	E
			(33,500)	F
			125,000	H
			(6,800)	I
			(4,000)	J
Customer accounts receivable — net	163,587	—	—		163,587
Merchandise inventories	142,696	—	—		142,696
Deferred catalog costs	6,685	—	—		6,685
Due from related party	959	—	—		959
Prepaid and other current assets	50,145	84			50,229

Total current assets	476,847	196	(71,532)		405,511

Property and equipment — net	220,404	—	—		220,404
Goodwill	35,513	—	—		35,513
Trademarks	75,884	—	—		75,884
Other assets
Investment in Trust Account	—	349,198	(349,198)	A	—
Deferred income taxes	—	564	(564)	G	—
Other	17,170	—	(2,898)	E	21,072
			6,800	I

Total Assets	$825,818	$349,958	$(417,392)		$758,384

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current Liabilities:
Accounts payable	$104,118	$544	$(5,000)	F	$99,662
Accrued liabilities	148,177	—	(6,106)	E	142,071
Current portion of related party debt	245,000	—	(245,000)	E	—
Revolving credit facility	—	—	125,000	H	125,000

Total current liabilities	497,295	544	(131,106)		366,733

Related party debt less current portion	241,494	—	(241,494)	E	—
Deferred rent under lease commitments	111,137	—	—		111,137
Deferred income taxes	28,456	—	—		28,456
Deferred underwriters’ fee	—	7,700	(7,700)	C	—
Other liabilities	133,072	—	—		133,072

Common stock subject to possible redemption	—	122,010	(1,130)	A	—
			(120,880)	B
Stockholders’ (Deficit) Equity:
Common stock	815	4	(4)	B	931
			415	D
			(299)	E

Additional paid-in capital	499,457	218,662	(218,662)	B	832,463
			340,169	D
			(564)	D
			(2,898)	E
			299	E
			(4,000)	J

Retained (deficit) earnings	(48,690)	1,038	(1,038)	B	(77,190)
			(28,500)	F
Accumulated other comprehensive loss	(51,179)	—	—		(51,179)
Treasury stock, at cost	(586,039)	—	—		(586,039)

Total stockholders’ (deficit) equity	(185,636)	219,704	84,918		118,986

Total Liabilities and Stockholders’ (Deficit) Equity	$825,818	$349,958	$(417,392)		$758,384

THE TALBOTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JANUARY 30, 2010

		BPW
	The Talbots, Inc.	Acquisition Corp.	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Note 2	Combined
	(In thousands, except per share data)

Net Sales	$1,235,632	$—	$—		$1,235,632

Costs and Expenses
Cost of sales, buying and occupancy	821,278	—	—		821,278
Selling, general and administrative	403,204	1,680	—		404,884
Restructuring charges	10,273	—	—		10,273
Merger-related costs	8,216	—	—	K	8,216
Impairment of store assets	1,351	—	—		1,351

Operating Loss	(8,690)	(1,680)	—		(10,370)

Interest
Interest expense	28,394	—	6,580	L	9,539
			(25,435)	L

Interest income	271	330	(330)	M	271

Interest Expense, net	28,123	(330)	(18,525)		9,268

(Loss) Income Before Taxes	(36,813)	(1,350)	18,525		(19,638)

Income Tax (Benefit) Expense	(11,505)	(459)	459	N	(11,505)

(Loss) Income from Continuing Operations	$(25,308)	$(891)	$18,066		$(8,133)

Loss from Continuing Operations Per Share:
Basic	$(0.47)				$(0.12)

Diluted	$(0.47)				$(0.12)

Weighted Average Shares Outstanding:
Basic	53,797		11,547	O	65,344
Diluted	53,797		11,547	O	65,344

THE TALBOTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JANUARY 31, 2009

		BPW
	The Talbots, Inc.	Acquisition Corp.	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Note 2	Combined
	(In thousands, except per share data)

Net Sales	$1,495,170	$—	$—		$1,495,170

Costs and Expenses
Cost of sales, buying and occupancy	1,049,785	—	—		1,049,785
Selling, general and administrative	523,136	469	—		523,605
Restructuring charges	17,793	—	—		17,793
Merger-related costs	—	—	—	K	—
Impairment of store assets	2,845	—	—		2,845

Operating Loss	(98,389)	(469)	—		(98,858)

Interest
Interest expense	20,589	—	10,355	L	13,122
			(17,822)	L

Interest and dividend income	299	3,393	(3,393)	M	299

Interest Expense, net	20,290	(3,393)	(4,074)		12,823

(Loss) Income Before Taxes	(118,679)	2,924	4,074		(111,681)

Income Tax Expense (Benefit)	20,842	994	(994)	N	20,842

(Loss) Income from Continuing Operations	$(139,521)	$1,930	$5,068		$(132,523)

Loss from Continuing Operations Per Share:
Basic	$(2.63)				$(2.05)

Diluted	$(2.63)				$(2.05)

Weighted Average Shares Outstanding:
Basic	53,436		11,547	O	64,983
Diluted	53,436		11,547	O	64,983

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Pro Forma Presentation
On April 7, 2010, Talbots and BPW completed the Merger, pursuant to which a wholly owned subsidiary of Talbots was merged with and into BPW. The transaction was accounted for using the acquisition method and Talbots was determined to be the accounting acquirer. For purposes of these unaudited pro forma condensed combined financial statements, Talbots has assumed that (i) the total purchase consideration in the Merger is equal to the fair value of BPW’s net assets acquired in the Merger, or $340.0 million as of December 31, 2009 and (ii) the total transaction costs and payments related to the Merger, financing and acquisition to be paid by Talbots will approximate $48.7 million, of which approximately $36.7 million are estimated to be expensed as transaction costs, $4.0 million are estimated to be charged against additional paid-in capital as costs of raising equity and $8.0 million are estimated to be capitalized as debt issuance costs. The pro forma adjustments to the unaudited pro forma condensed combined financial statements reflect Talbots management’s estimates based on information available as of the time this document was prepared and are subject to revision as actual costs become known.
BPW was a special purpose acquisition company with approximately $350.0 million in cash held in a trust account for the benefit of its shareholders to be used in connection with a business combination. Accordingly, the Company concluded that BPW was a business and acquisition accounting applied. The acquisition method of accounting requires the determination of the accounting acquirer. The Company considered the following facts and circumstances to determine the accounting acquirer:
•	the purpose of the Merger was to assist the Company with the refinancing of its business and Talbots initiated the transaction;

•	the Company is the larger of the two combining entities and is the remaining operating company;

•	Talbots’ continuing Board of Directors continues to hold a majority of the seats on the combined Company’s Board of Directors;

•	BPW has no appointment rights after the initial consent to appoint three additional Board members;

•	the Company’s existing senior management team has continued as senior management of the combined Company; and

•	the terms of the exchange provided BPW shareholders with a premium over the market price of BPW shares of common stock prior to the announcement of the Merger.
Based on the above, the Company determined that Talbots was the accounting acquirer.
Under the terms of the Merger Agreement, the 39.2 million shares of BPW common stock held by BPW stockholders that did not exercise their conversion rights were converted into 38.6 million shares of Talbots common stock at an exchange ratio of one share of BPW common stock for 0.9853 shares of Talbots common stock.
In addition, the BPW warrantholders held an aggregate of 49.8 million warrants to purchase shares of BPW common stock, of which 14.8 million were held by the sponsors of BPW and BPW’s independent directors (referred to as the non-sponsor founders) and 35.0 million were held by public warrantholders. In the Exchange Offer, the 14.8 million warrants held by the sponsors and non-sponsor founders and 14.0 million warrants held by the public warrantholders were converted into 2.8 million shares of Talbots common stock at an exchange ratio of one warrant to purchase shares of BPW common stock for one tenth of the stock consideration received for each share of BPW common stock based on the exchange ratio in the Merger. Further, in the Exchange Offer 17.5 million warrants held by the public warrantholders were exchanged for new warrants to purchase 17.2 million shares of Talbots common stock. The Talbots warrants are immediately exercisable at $14.85 per warrant for one share of Talbots common stock, have a stated term of 5 years from the date of issuance, April 9, 2010, and beginning after April 9, 2011, are subject to accelerated expiration under certain conditions, including at the Company’s discretion, if the trading value of Talbots common stock exceeds $19.98 per share for 20 of 30 consecutive trading days in a period ending not more than 15 days prior to notice of such acceleration. The warrants may be exercised on a cashless basis. The Talbots warrants began trading on NYSE AMEX in April 2010. Approximately 2.6 million Non-Tendered Warrants were exercised for total cash proceeds of $19.0 million immediately following the transaction. The 0.9 million Non-Tendered Warrants that remain outstanding are not exercisable for one year from the effective date of the Merger, will be exercisable at $7.50 per warrant into 0.9853 shares of Talbots common stock, do not have anti-dilution rights, have been delisted from the AMEX concurrently with the Merger and expire on February 26, 2015.
In the Merger and the Exchange Offer, the Company issued 41.4 million shares of Talbots common stock and warrants to purchase 17.2 million shares of Talbots common stock for 100% ownership of BPW. BPW had no significant commercial operations and its only significant pre-combination assets were cash and cash equivalents which were already recognized at fair value. The accounting for the transaction is similar to that of a capital infusion as the only significant pre-combination asset of BPW is the cash and cash equivalents, which are already recognized by BPW at fair value, obtained from BPW’s investors. The accounting is the equivalent of Talbots issuing shares of common stock for the net monetary assets of BPW. Accordingly, the Company recorded the shares of common stock and warrants issued in the Merger and the Exchange Offer at the fair value of BPW’s net assets received on April 7, 2010, consisting solely of cash and cash equivalents of $333.0 million, after payment of all obligations of BPW. No goodwill or intangible assets were recorded in the transaction. Approximately $4.0 million of costs incurred in connection with the registration and issuance of the common stock and warrants were charged to additional paid-in capital.
For purposes of these unaudited pro forma condensed combined financial statements, the estimated purchase price paid by Talbots has been allocated to BPW’s assets and liabilities based on their fair values as of December 31, 2009 as follows (in thousands):

$ Amount

Cash and cash equivalents	$112
Prepaid expenses	84
Investment in Trust Account	349,198

Total assets acquired at fair value	349,394

Less liabilities assumed:
Accounts payable and accrued liabilities	544
Deferred underwriters’ fee	7,700
Common stock subject to redemption	1,130

Purchase price	$340,020

With the consummation and closing of the Merger, the Company repaid all outstanding AEON and AEON (U.S.A.) indebtedness on April 7, 2010 at its principal value plus accrued interest and other costs for total cash consideration of $488.2 million and repurchased 29.9 million shares of Talbots common stock owned by AEON (U.S.A.) by issuing warrants to AEON (U.S.A.) to purchase one million shares of Talbots common stock. The Talbots warrants issued to AEON (U.S.A.) are immediately exercisable at $13.21 per warrant for one share of Talbots common stock, have a stated term of five years from the date of issuance, April 7, 2010, and beginning after April 7, 2011, are subject to accelerated expiration under certain conditions including, at the Company’s discretion, if the trading value of Talbots common stock exceeds $23.12 per share for 20 of 30 consecutive trading days in a period ending not more than 15 days prior to notice of such acceleration. The warrants may be exercised on a cashless basis. As the AEON and AEON (U.S.A.) debt extinguishment transaction was between related parties, the difference between the carrying value and the repayment price was recorded as an equity transaction. Accordingly, the Company recorded no gain or loss on the extinguishment and the difference between the repayment price and the net carrying value, consisting of unamortized deferred financing costs, was recorded to additional paid-in capital.
Further, in connection with the consummation and closing of the Merger, the Company executed a new senior secured revolving credit agreement (the “Credit Facility”) with a third-party lender which provides borrowing capacity up to $200.0 million, subject to availability and satisfaction of all borrowing conditions. On April 7, 2010, the Company borrowed $125.0 million under the Credit Facility to complete the BPW Transactions.
The Credit Facility is an asset-based revolving credit facility, including a $25.0 million letter of credit sub-facility, that permits the Company to borrow up to the lesser of (a) $200.0 million and (b) the borrowing base, calculated as a percentage of the value of eligible credit card receivables and the net orderly liquidation value of eligible private label credit card receivables, eligible inventory in the United States and eligible in-transit inventory from international vendors (subject to certain caps and limitations), as set forth in the agreement, minus the lesser of (x) $20.0 million and (y) 10% of the borrowing base. Loans made pursuant to the immediately preceding sentence carry interest, at the Company’s election, at either (a) the three-month LIBOR plus 4.0% to 4.5% depending on availability thresholds or (b) the base rate plus 3.0% to 3.5% depending on certain availability thresholds. Interest on borrowings is payable monthly in arrears. The Company pays a fee on the unused portion of the commitment and outstanding letters of credit, if any, monthly in arrears in accordance with the formulas set forth in the agreement.
Under the Credit Facility, amounts are borrowed and repaid on a daily basis through a control account arrangement. Cash received from customers is swept on a daily basis into a control account in the name of the agent for the lenders. The Company is permitted to maintain a certain amount of cash in disbursement accounts, including such amounts necessary to satisfy current liabilities incurred in the ordinary course of business. Amounts may be borrowed and re-borrowed from time to time, subject to the satisfaction or waiver of all borrowing conditions, including without limitation perfected liens on collateral, accuracy of all representations and warranties, the absence of a default or an event of default, and other borrowing conditions, all subject to certain exclusions as set forth in the agreement.
The agreement matures on October 7, 2013, subject to earlier termination as set forth in the agreement. The entire principal amount of loans under the facility and any outstanding letters of credit will be due on the maturity date. Loans may be voluntarily prepaid at any time at the Company’s option, in whole or in part, at par plus accrued and unpaid interest and any break funding loss incurred. The Company is required to make mandatory repayments in the event of receipt of net proceeds from asset dispositions, receipt of net proceeds from the issuance of securities and to the extent that its outstanding indebtedness under the Credit Facility exceeds its maximum borrowing availability at any time. Upon any voluntary or mandatory prepayment, the Company will reimburse the lenders for costs associated with early termination of any currency hedging arrangements related to such loan. Amounts voluntarily repaid prior to the maturity date may be re-borrowed.
The Company and certain of its subsidiaries have executed a guaranty and security agreement pursuant to which all obligations under the Credit Facility are fully and unconditionally guaranteed on a joint and several basis. Additionally, pursuant to the security agreement, all obligations are secured by (i) a first priority perfected lien and security interest in substantially all assets of the Company and any guarantor from time to time and (ii) a first lien mortgage on the Company’s Hingham, Massachusetts headquarters facility and Lakeville, Massachusetts distribution facility. In connection with the lenders’ security interest in the proprietary Talbots charge card program, Talbots and certain of its subsidiaries have also executed an access and monitoring agreement that requires the Company to comply with certain monitoring and reporting obligations to the agent with respect to such program, subject to applicable law.
The Company may not create, assume or suffer to exist any lien securing indebtedness incurred after the closing date of the Credit Facility subject to certain limited exceptions set forth in the agreement. The Credit Facility contains negative covenants prohibiting the Company, with certain exceptions, from among other things, incurring indebtedness and contingent obligations, making investments, intercompany loans and capital contributions, declaring or making any dividend payment except for dividend payments or distributions payable solely in stock or stock equivalents, and disposing of property or assets. The Company has agreed to keep the mortgaged properties in good repair, reasonable wear and tear excepted. The agreement also provides for events of default, including failure to repay principal and interest when due and failure to perform or violation of the provisions or covenants of the agreement. The agreement does not contain any financial covenant tests.
Borrowings under the Credit Facility have been classified as a current liability as the Credit Facility requires repayment of outstanding borrowings with substantially all cash collected by the Company and contains a subjective acceleration clause. Such provisions do not affect the final maturity date of the Credit Facility.
The Company incurred approximately $8.0 million of costs in connection with the execution of the Credit Facility which were recorded as deferred financing costs in other assets on the unaudited pro forma condensed combined balance sheet. These costs are being amortized to interest expense over the three and one-half year life of the facility.
Merger-related costs are those expenses incurred in order to effect the Merger, including advisory, legal, accounting, valuation, and other professional or consulting fees as well as certain general and administrative costs incurred by the Company as a direct result of the closing of the Merger, including an incentive award given to certain executives and members of management contingent upon the successful closing of the Merger. The incentive portion of Merger-related costs was awarded in restricted stock units and cash for efforts related to the closing of the Merger. The cash bonus awarded was paid in the first quarter of 2010. The restricted stock units cliff vest on April 7, 2011. Other costs primarily include printing and mailing expenses related to proxy solicitation and incremental insurance expenses related to the transaction. The Company estimates total Merger-related costs of approximately $36.7 million, of which $8.2 million and $23.8 million were expensed in fiscal 2009 and the first quarter of 2010, respectively. Approximately $4.7 million of Merger-related costs are estimated to be expensed in the remainder of fiscal 2010.
The following table summarizes the Merger-related costs (in thousands):

Amount
Investment banking	$19,195
Accounting and legal	7,639
Financing incentive compensation	7,768
Other costs	2,126

Total	$36,728

2. Pro Forma Adjustments
Adjustments included in the column under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed combined financial statements correspond to the following descriptions:
Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet
(A) To record the redemption of 113,485 common shares of BPW held by BPW shareholders who exercised their conversion rights prior to the effectiveness of the Merger, and to record the release and transfer of BPW’s restricted cash equivalents held in a trust account to cash and cash equivalents.
(B) To remove the historical equity accounts of BPW and common stock subject to possible redemption for the shareholders who did not exercise their conversion rights prior to the effectiveness of the Merger.
(C) To record the payment of $7.7 million related to deferred underwriters’ fees related to BPW’s initial public offering which was payable upon completion of the Merger.
(D) To record the issuance of 41.4 million shares of Talbots common stock, the issuance of 17.2 million Talbots common stock warrants and the fair value of the Non-Tendered Warrants as a result of the Merger and the Exchange Offer. For purposes of this unaudited pro forma condensed combined balance sheet, the common stock and warrants were recorded at the fair value of BPW’s net assets at December 31, 2009 of $340.0 million, consisting principally of cash and cash equivalents and the Investment in Trust Account.
(E) To record the payment to AEON and AEON (U.S.A) for its existing debt arrangements with Talbots, including accrued interest and other costs, and the repurchase and retirement of the 29.9 million shares of the Talbots common stock held by AEON (U.S.A). The difference between the repayment price of the debt and its net carrying value, consisting of unamortized deferred financing costs, was recorded as an equity transaction to additional paid-in capital.
(F) To record the cash paid for Merger transaction costs.
(G) To record a valuation allowance on the deferred tax assets of BPW (see pro forma adjustment (D) above).
(H) To record the borrowing by Talbots in immediately available funds under the Credit Facility. The maximum borrowing availability under the Credit Facility is equal to the lesser of $200.0 million or a borrowing base based upon eligible accounts receivable and inventory, which can vary over the term of the facility and is subject to the adjustments by the lender under certain conditions. Talbots’ initial borrowing was subject to a maximum borrowing of $160.0 million at the date of completion of the Merger.
Outstanding revolver borrowings are being reflected as a current liability in the accompanying unaudited pro forma condensed combined balance sheet as of January 30, 2010 due to the Credit Facility requiring repayment of such obligations with substantially all cash collected by Talbots and the existence of a subjective acceleration clause. Such provisions do not affect the final maturity date of the Credit Facility.
(I) To record the payment of deferred financing costs associated the Credit Facility which will be amortized to interest expense over the 3.5-year life of the facility.
(J) To record the cash paid for registering and issuing new securities.
Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations
(K) In connection with the Merger, Talbots anticipates incurring non-recurring Merger expenses of $36.7 million, of which $8.2 million were incurred as of January 30, 2010 and $3.2 million were paid as of January 30, 2010 (see pro forma adjustment (F) above). The $28.5 million of non-recurring Merger expenses incurred after January 30, 2010 are not reflected in the pro forma adjustments in the statement of operations.
(L) To reverse interest expense and amortization of deferred financing costs related to the AEON and other pre-existing bank debt eliminated upon the completion of the Merger and related transactions. To reflect interest expense and amortization of deferred financing costs related to the Credit Facility based on the initial borrowing under this facility upon the Merger. Interest expense under the new credit facility will be at a floating rate based on LIBOR or the prime rate at Talbots’ option. A one-eighth percent (1/8%) fluctuation in the interest rate will result in an increase or decrease of $156,250 in annual interest expense.
(M) To reverse the effect of interest income associated with the BPW assets used to repay debt obligations upon completion of the Merger.
(N) To provide a valuation allowance on deferred tax benefit for the period.
(O) To adjust the weighted average shares outstanding for the 41,469,003 shares issued to BPW’s stockholders and warrantholders in the Merger and the Exchange Offer, net of the 29,921,829 shares repurchased from AEON (U.S.A.). As a result of the loss from continuing operations, the 18.2 million warrants to purchase shares of Talbots common stock issued in the Exchange Offer and related AEON transaction, and the shares of Talbots common stock issuable upon exercise of the Non-Tendered Warrants did not impact the loss from continuing operations per share as these securities would be antidilutive for all periods presented.